Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

Psyence Biomedical Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Other	Warrants	457	(g)	570,000		—		—	—	—	(5)
Fees Previously Paid	Equity	Common Shares	457	(c)	22,496,000	(2)	$1.44	(3)	$32.394,240	0.00014760	$4,781.39	(4)
Carry Forward Securities
Carry Forward Securities	—	—	—		—					—			—	—	—	—
	Total Offering Amounts										$4,781.39
	Total Fees Previously Paid										4,781.39
	Total Fee Offsets										—
	Net Fee Due										$0

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price	Form Type	File Number	Initial Effective Date
Equity	Common Shares underlying Warrants(6)	13,070,000(7)	150,455,697.10	F-4	333-273553	November 13, 2023

(1)   Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)   Represents the sum of (i) up to an aggregate of 18,750,000 common shares, no par value (the “Common Shares”) of Psyence Biomedical Ltd., a corporation organized under the laws of Ontario, Canada (the “Company”), issuable pursuant to those certain First Tranche Notes (as defined in the Registration Statement on Form F-1) issued to certain investors by the Company on January 25, 2024, (ii) up to 150,000 Common Shares that were issued in lieu of payment of deferred underwriting commissions and transaction fees in connection with the Business Combination (as defined in the Registration Statement on Form F-1), pursuant to that certain amendment to engagement letter, dated as of January 25, 2024, by and between J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets Division, and Newcourt Acquisition Corp, a Cayman Islands exempted company (“NCAC”); (iii) 150,000 Common Shares that were issued in lieu of payment of deferred underwriting commissions, pursuant to that certain fee modification agreement, dated as of January 25, 2024, by and between Cantor Fitzgerald & Co. and NCAC; (iv) 150,000 Common Shares that were issued in lieu of payment of transaction fees in connection with the Business Combination, pursuant to that certain amendment to engagement letter, dated as of January 25, 2024, by and between NCAC and Maxim Group LLC, (v) 125,000 Common Shares that were issued pursuant to that certain fee agreement, dated as of January 25, 2024, by and between McDermott Will & Emery LLP and NCAC, in connection with payment of Business Combination transaction expenses, (vi) 150,000 Common Shares that the Company is contractually bound to issue pursuant to that certain fee modification agreement, dated as of January 26, 2024, by and among the Company, Psyence Biomed II Corp., a corporation existing under the laws of Ontario, Canada and Ellenoff Grossman & Schole LLP, in connection with payment of certain fees; (vii) 21,000 Common Shares that were issued pursuant to that certain amendment to engagement letter, dated as of January 25, 2024, by and between NCAC and RNA Advisors, LLC; and (viii) 3,000,000 shares issued by the Company to Newcourt SPAC Sponsor LLC (the “Sponsor”) upon the closing of the Business Combination in exchange for shares of NCAC originally issued for a nominal fee in a private placement prior to NCAC’s IPO, all of which have been distributed to the Sponsor’s members.

(3)   Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on The Nasdaq Stock Market LLC on February 6, 2024 ($1.44 per share), in accordance with Rule 457(c) of the Securities Act.

(4)   Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00014760.

(5)   No fee pursuant to Rule 457(g).

(6)   No registration fee is payable in connection with the 13,070,000 Common Shares previously registered on a registration statement on Form F-4 (File No. 333-273553), which was declared effective on November 13, 2023 (the “Prior Registration Statement”) because such shares are being transferred from the Prior Registration pursuant to Rule 429(b) under the Securities Act.

(7)   13,070,000 Common Shares registered under the Prior Registration Statement are included this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement upon effectiveness, will constitute post-effective amendments to the Prior Registration Statement, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.